Exhibit 16

Letter from Hill, Barth & King, LLC

[Letterhead of Hill, Barth & King LLC]

August 15, 2003

VIA FACSIMILE & CERTIFIED MAIL

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Bancshares of Florida, Inc., dated August 15, 2003, except for the second sentence of the first paragraph, as to which we have no basis for agreeing or disagreeing with such statements.

Yours truly,

/s/ Hill, Barth & King LLC

Hill, Barth & King LLC